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                                                               Exhibit 99.(j)(1)

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use and incorporation by reference of our reports dated July 22, 2008 on the financial statements of the RiverSource Partners Aggressive Growth Fund (formerly RiverSource Aggressive Growth Fund), RiverSource Partners Fundamental Value Fund (formerly RiverSource Fundamental Value Fund), RiverSource Partners Select Value Fund (formerly RiverSource Select Value Fund), RiverSource Partners Small Cap Equity Fund (formerly RiverSource Small Cap Equity Fund), and RiverSource Partners Small Cap Value Fund (formerly RiverSource Small Cap Value Fund) of the RiverSource Managers Series, Inc. included in the Annual Reports for the period ended May 31, 2008, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 20 to the Registration Statement (Form N-1A, No. 333-57852) of the RiverSource Managers Series, Inc.

                                                 /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 25, 2008